Exhibit 11

                                  MASCOTECH, INC.
                     Computation of Earnings Per Common Share
                             Primary and Fully Diluted
                      (In thousands except per share amounts)

                                                   Three Months Ended     Six Months Ended
                                                         June 30,              June 30,
                                                     1996        1995       1996       1995
      PRIMARY:
        Income (loss) before cumulative effect
          of accounting change                     $(6,660)    $15,100    $ 4,080    $28,560
        Preferred stock dividends                    3,240       3,240      6,480      6,480
        Income (loss) before cumulative effect
          of accounting change attributable to
          common stock                              (9,900)     11,860     (2,400)    22,080
        Add after tax interest expense reduction
          on conversion of stock options and
          warrants                                    ---          320       ---         640
        Earnings (loss) before cumulative effect
          of accounting change attributable to
          common stock                              (9,900)     12,180     (2,400)    22,720
        Cumulative effect of accounting change        ---         ---      11,700       ---
        Earnings (loss) attributable to common
            stock, as adjusted                     $(9,900)    $12,180    $ 9,300    $22,720

        Weighted average number of common shares
          outstanding during each period            55,390      56,220     55,360     56,420
        Addition from assumed exercise of stock
          options and warrants                        ---        2,430      1,210      2,430
        Weighted average number of common shares
          and equivalents outstanding during each
          period--without dilution                  55,390      58,650     56,570     58,850

        Primary earnings (loss) per common and
          common equivalent share:

            Earnings (loss) before cumulative
              effect of accounting change            $(.18)      $ .21      $(.04)     $ .39
            Cumulative effect of accounting change     --          --         .20        --
            Earnings (loss) attributable to
              common stock                           $(.18)      $ .21      $ .16      $ .39











      Earnings per common share for the periods ended June 30, 1995 were computed based on the modified treasury stock method which results in an assumed interest expense reduction and incremental shares based on assumed conversion of all stock options and warrants and, in 1996, on the treasury stock method.

                                                                   Exhibit 11

                                 MASCOTECH, INC.
                    Computation of Earnings Per Common Share
                            Primary and Fully Diluted
                     (In thousands except per share amounts)

                                                   Three Months Ended     Six Months Ended
                                                         June 30,              June 30,
                                                     1996        1995       1996       1995

      FULLY DILUTED:
        Income (loss) before cumulative effect of
          of accounting change                     $(6,660)    $15,100    $ 4,080    $28,560
        Preferred stock dividends                    3,240       3,240      6,480      6,480
        Income (loss) attributable to common stock  (9,900)     11,860     (2,400)    22,080
        Add interest reduction on conversion of
          stock options and warrants                  ---          250       ---         580
        Earnings (loss) before cumulative effect
          of accounting change attributable to
          common stock                              (9,900)     12,110     (2,400)    22,660
        Cumulative effect of accounting change        ---         ---      11,700       ---
        Earnings (loss) attributable to common
          stock, as adjusted                       $(9,900)    $12,110    $ 9,300    $22,660

        Weighted average number of common shares
          outstanding during each period            55,390      56,220     55,360     56,420
        Addition from assumed exercise of stock
          options and warrants                        ---        2,430      1,630      2,430
        Weighted average number of common shares
          and equivalents outstanding during
          each period
          --fully diluted basis                     55,390      58,650     56,990     58,850

        Fully diluted earnings (loss) per common and common equivalent share:

            Earnings (loss) before cumulative
              effect of accounting change            $(.18)      $ .21      $(.04)     $ .39
            Cumulative effect of accounting change     --          --         .20        --
            Earnings (loss) attributable to
              common stock                           $(.18)      $ .21      $ .16      $ .39











      Earnings per common share for the periods ended June 30, 1995 were computed based on the modified treasury stock method which results in an assumed interest expense reduction and incremental shares based on assumed conversion of all stock options and warrants and, in 1996, the treasury stock method.